SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 15, 2010

 (Date of Earliest Event Reported)

AMERICAN INTERNATIONAL INDUSTRIES, INC.

 (Exact Name Of Registrant As Specified In Its Charter)

Nevada	1-33640	88-0326480
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Cien Street, Suite 235, Kemah, TX		77565-3077
(Address of Principal Executive Offices)		(ZIP Code)

 Registrant's Telephone Number, Including Area Code: (281) 334-9479

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On July 14, 2010, the Company's Board of Directors appointed Scott Wolinsky to its Board and as a member of its Audit Committee.  Mr. Wolinsky is a Registered Patent Agent, Electrical Engineer, Inventor and former Primary Patent Examiner with over sixteen years of related patent experience. He graduated from the State University of New York at Stony Brook with a Bachelor of Engineering in Electrical Engineering.  Mr. Wolinsky has worked as an Electrical Engineer at various satellite and military aircraft companies and for the United State Patent and Trademark Office as a Patent Examiner.  Currently, Mr. Wolinsky works for the law firm of Volpe and Koenig P.C. in Philadelphia, Pennsylvania as a Senior Patent Agent, specializing in the preparation and prosecution of patent applications associated with wireless communications, electrical circuits and computer / database systems.

With the appointment of Mr. Wolinsky as the third member of the Audit Committee, the Company meets the NASDAQ requirement of having at least three independent directors on its Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: /s/ Daniel Dror, CEO, President and Chairman

By: /s/ Sherry L. Couturier, CFO

Date: July 15, 2010